Exhibit 3.2

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies

Notice of Articles BUSINESS CORPORATIONS ACT	CAROL PREST

This Notice of Articles was issued by the Registrar on: April 22, 2021 04:06 PM Pacific Time

Incorporation Number:                BC1301671

Recognition Date and Time:    April 22, 2021 04:04 PM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES
Name of Company:
CRH MEDICAL CORPORATION

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
800 - 885 WEST GEORGIA STREET	800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1	VANCOUVER BC V6C 3H1
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
800 - 885 WEST GEORGIA STREET	800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1	VANCOUVER BC V6C 3H1
CANADA	CANADA

Page: 1 of 2

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Shahbazi, Hamed

Mailing Address:	Delivery Address:
SUITE 200 - 322 WATER STREET	SUITE 200 - 322 WATER STREET
VANCOUVER BC V6B 1B6	VANCOUVER BC V6B 1B6
CANADA	CANADA

Last Name, First Name, Middle Name:
Fong, Eva

Mailing Address:	Delivery Address:
SUITE 200 - 322 WATER STREET	SUITE 200 - 322 WATER STREET
VANCOUVER BC V6B 1B6	VANCOUVER BC V6B 1B6
CANADA	CANADA

AUTHORIZED SHARE STRUCTURE

1. No Maximum	Common Shares	Without Par Value

Without Special Rights or
Restrictions attached
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

Page: 2 of 2

Number: BC1301671

CERTIFICATE

OF

CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that WELL HEALTH ACQUISITION CORP. changed its name to CRH MEDICAL CORPORATION on April 22, 2021 at 04:06 PM Pacific Time.

Issued under my hand at Victoria, British Columbia On April 22, 2021 CAROL PREST Registrar of Companies Province of British Columbia Canada

ELECTRONIC CERTIFICATE